UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant       ☑

Filed by a Party other than the Registrant       ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIOSCRIP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

BioScrip, Inc.
1600 Broadway, Suite 700
Denver, Colorado 80202

[ ], 2016

To the Stockholders of. BioScrip, Inc.:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of BioScrip, Inc. (“BioScrip” or the “Company”), which will be held at our executive offices located at 1600 Broadway, Suite 700, Denver, Colorado 80202 beginning at [ ] a.m. local time on [       ], 2016.

This booklet contains your official notice of the Special Meeting and a proxy statement that includes information about the matters to be acted upon at the Special Meeting. Officers and directors of BioScrip will be on hand to answer questions and discuss matters that may properly arise.

BioScrip’s Board of Directors is soliciting your approval of the following proposals at the Special Meeting:

1.       An amendment to BioScrip’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that BioScrip is authorized to issue from 125 million shares to 250 million shares (the “Charter Amendment”).

2.       An amendment to BioScrip’s Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan Amendment”) to (1) increase the number of shares of Common Stock in the aggregate that may be subject to awards by 5,250,000 shares, from 9,355,000 to 14,605,000 shares and (2) increase the annual grant caps under BioScrip’s Amended and Restated 2008 Equity Incentive Plan from 500,000 Options, 500,000 Stock Appreciation Rights, and 350,000 Stock Grants and Restricted Stock Units that are intended to comply with the requirements of Section 162(m) of the Code to a cap of no more than a total of 3,000,000 Options, Stock Appreciation Rights, Stock Grants and Restricted Stock Units that are intended to comply with the requirements of Section 162(m) of the Code combined.

3.       If necessary, an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the Charter Amendment.

After careful consideration of a number of factors, which are described in the attached document, BioScrip’s Board of Directors has determined that the Charter Amendment is advisable and in the best interests of BioScrip and its stockholders, and recommends that the BioScrip stockholders vote (a) “FOR” the proposal for the Charter Amendment, (b) “FOR” the proposal for the 2008 Plan Amendment, and (c) “FOR” the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies. Please take the time to vote by completing and mailing the enclosed proxy card or vote your shares via the Internet.

The attached proxy statement and form of proxy, which are being distributed to stockholders on or about [ ], 2016, describe in detail each of the proposals for which we are soliciting your approval. The proxy statement also includes copies of the Charter Amendment and the 2008 Plan Amendment as Appendix A and Appendix B, respectively.

I sincerely hope that you will be able to attend our Special Meeting. However, whether or not you plan to attend, please complete and return the enclosed proxy card in the accompanying envelope or vote your shares via the Internet. If you attend the Special Meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person. YOUR VOTE ON ALL OF THESE MATTERS IS VERY IMPORTANT.

Sincerely,

/s/ Kathryn M. Stalmack

Kathryn M. Stalmack,
Secretary

BioScrip, Inc.
1600 Broadway, Suite 700
Denver, Colorado 80202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [  ], 2016

To the Stockholders of BioScrip, Inc.:

Please take notice that our Board of Directors has called the special meeting of the stockholders of BioScrip, Inc. (the “Company”) to be held at our executive offices located at 1600 Broadway, Suite 700, Denver, Colorado 80202 beginning at [ ] a.m. local time on [ ], 2016, or at any adjournment or postponements thereof (the “Special Meeting”), for the purpose of considering and taking appropriate action with respect to the following:

1.       An amendment to BioScrip’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that BioScrip is authorized to issue from 125 million shares to 250 million shares (the “Charter Amendment”).

2.       An amendment to BioScrip’s Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan Amendment”) to (1) increase the number of shares of Common Stock in the aggregate that may be subject to awards by 5,250,000 shares, from 9,355,000 to 14,605,000 shares and (2) increase the annual grant caps under BioScrip’s Amended and Restated 2008 Equity Incentive Plan from 500,000 Options, 500,000 Stock Appreciation Rights, and 350,000 Stock Grants and Restricted Stock Units that are intended to comply with the requirements of Section 162(m) of the Code to a cap of no more than a total of 3,000,000 Options, Stock Appreciation Rights, Stock Grants and Restricted Stock Units combined.

3.       If necessary, an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the Charter Amendment.

A copies of the Charter Amendment and the 2008 Plan Amendment are attached hereto as Appendix A and Appendix B, respectively.

Only BioScrip stockholders of record at the close of business on [ ], 2016 will be entitled to receive notice of and vote at the Special Meeting or any adjournments or postponements thereof.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF EACH OF THE PROPOSALS LISTED ABOVE.

This Notice of the Special Meeting, Proxy Statement and accompanying proxy card are being distributed to stockholders on or about [ ], 2016.

You may vote your shares via the Internet (http://www.proxyvote.com) no later than [ ] p.m. Eastern Time on [ ], 2016 (as directed on the enclosed proxy card) or vote by completing, signing and promptly returning the enclosed proxy card by mail. If you choose to submit your proxy card by mail, we have enclosed an envelope for your use, which is prepaid if mailed in the United States. If you are attending the Special Meeting and your shares are registered in your name, you may also vote at the Special Meeting until voting is closed.

YOUR VOTE IS IMPORTANT. All BioScrip stockholders are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting in person, you are requested to complete and return the enclosed proxy card in the accompanying envelope or vote your shares via the Internet. You may revoke your proxy at any time before it is exercised by giving written notice to the Corporate Secretary of BioScrip or returning a later-dated proxy.

Sincerely,

/s/ Kathryn M. Stalmack

Kathryn M. Stalmack,

Secretary

EXPLANATORY NOTE

We previously filed a Preliminary Proxy Statement on Schedule 14A on July 5, 2016 (the “July Preliminary Proxy Statement”), with the Securities and Exchange Commission related to the proposed amendment to our Second Amended and Restated Certificate of Incorporation to increase the number of shares of our common stock that we are authorized to issue from 125 million shares to 250 million shares (the “Charter Amendment”).  Stockholder approval of the Charter Amendment was one of the conditions to the consummation of the transactions contemplated by that certain Asset Purchase Agreement, dated June 11, 2016, as amended by the First Amendment to the Asset Purchase Agreement, dated June 16, 2016.  As previously announced, to facilitate the timely consummation of the transactions contemplated by such Asset Purchase Agreement, we entered into a Second Amendment to the Asset Purchase Agreement to eliminate the condition to closing requiring the Company to have received stockholder approval of the Charter Amendment.  The transactions contemplated by the Asset Purchase Agreement, as amended, closed on September 9, 2016.  The Second Amendment to the Asset Purchase Agreement requires that, following the closing of the transactions contemplated under the Asset Purchase Agreement, we hold a meeting to seek stockholder approval of the Charter Amendment once in 2016 and then on a twice per year basis thereafter, at either the annual meeting or a special meeting of stockholders, until stockholder approval of the Charter Amendment has been obtained.

i

TABLE OF CONTENTS

EXPLANATORY NOTE	i

QUESTIONS AND ANSWERS	1

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS	7

SPECIAL MEETING OF BIOSCRIP STOCKHOLDERS	9

Date, Time and Place	9

Purpose of the Special Meeting	9

Record Date; Shares Outstanding and Entitled to Vote	9

How to Vote Your Shares	9

How to Change Your Vote	10

Proxies; Counting Your Vote	10

Abstentions and Broker “Non-Votes”	11

Quorum and Required Votes	11

Solicitation of Proxies	12

Recommendation of the BioScrip Board of Directors	12

BENEFICIAL OWNERSHIP OF BIOSCRIP COMMON STOCK	13

PROPOSAL ONE: TO APPROVE AN AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 125 MILLION TO 250 MILLION	16

General	16

Reasons for the Charter Amendment	16

Vote Required for Approval	20

Recommendation of BioScrip’s Board of Directors	20

PROPOSAL TWO: TO APPROVE THE AMENDMENT OF BIOSCRIP’S AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN AND INCREASE THE ANNUAL GRANT CAPS	21

Proposed Amendments	21

Background	21

Request for Additional Shares	22

Administration	22

Coverage Eligibility and Annual Grant Limits	23

Shares Reserved for Issuance Under the 2008 Plan	23

Options	24

Stock Appreciation Rights	25

Restricted Stock Units	25

ii

Stock Grants	25

Performance Units	26

Performance Goals	26

Non-Transferability	26

Amendments to the 2008 Plan	26

Adjustment for Change in Capitalization	27

Mergers	27

Change in Control	27

Federal Income Tax Consequences	28

Vote Required for Approval	29

Recommendation of BioScrip’s Board of Directors	29

PROPOSAL THREE: IF NECESSARY, APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, INCLUDING TO SOLICIT PROXIES, IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK	30

General	30

Vote Required for Approval	30

Recommendation of BioScrip’s Board of Directors	30

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS	31

SHAREHOLDER PROPOSALS	32

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE	33

iii

QUESTIONS AND ANSWERS

The following are some of the questions you may have as a BioScrip, Inc. stockholder and answers to those questions. These questions and answers highlight only some of the information contained in this proxy statement. You should read carefully this entire document, including all appendices hereto, to fully understand the proposals and the voting procedures for the Special Meeting.

In this proxy statement, unless the context requires otherwise, references to “BioScrip,” the “Company,” “we,” “us” or “our” refer to BioScrip, Inc. together with its subsidiaries.

Q:	Why am I receiving this proxy statement?

A.	You are receiving this proxy statement because you have been identified as a stockholder of BioScrip as of the record date, and you are entitled to vote at the Special Meeting. This document serves as a proxy statement of our company used to solicit proxies for the Special Meeting. This proxy statement contains important information about the Special Meeting, and you should read it carefully.

Q.	What are the proposals on which I am being asked to vote?

A:	At the Special Meeting, our stockholders are being asked to vote on the following items:

•	An amendment to BioScrip’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of the Company’s common stock (“Common Stock”) that the Company is authorized to issue from 125 million shares to 250 million shares.

•	An amendment to BioScrip’s Amended and Restated 2008 Equity Incentive Plan to (1) increase the number of shares of Common Stock in the aggregate that may be subject to awards by 5,250,000 shares, from 9,355,000 to 14,605,000 shares and (2) increase the annual grant caps under the 2008 Plan from 500,000 Options, 500,000 Stock Appreciation Rights, and 350,000 Stock Grants and Restricted Stock Units that are intended to comply with the requirements of Section 162(m) of the Code to a cap of no more than a total of 3,000,000 Options, Stock Appreciation Rights, Stock Grants and Restricted Stock Units combined.

•	If necessary, an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the Charter Amendment.

Q:	What are the reasons for the proposal to increase the number of authorized shares from 125 million to 250 million shares?

A:	There are three primary reasons for the Charter Amendment proposal:

•	The Board of Directors believes that the Charter Amendment would provide us with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, financing and acquisition transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of Common Stock available will give us the ability to issue stock without the expense and delay of a Special Meeting of stockholders, which delay might deprive us of the flexibility the Board of Directors views as important in facilitating the effective use of our stock.

•	Prior to giving effect to the Charter Amendment, we do not have a sufficient number of authorized shares of Common Stock to reserve the number of such shares issuable upon the vesting of the restricted stock units (the “RSUs”), which were issued in two tranches, Tranche A and Tranche B, pursuant to the terms of the Asset Purchase Agreement dated as of June 11, 2016 (the “Initial Asset Purchase Agreement,” as amended by the First Amendment to the Asset Purchase Agreement, dated June 16, 2016, the Second Amendment to the Asset Purchase Agreement, dated September 2, 2016, and the Third Amendment to the Asset Purchase Agreement, dated September 9, 2016, as so amended, the “Asset Purchase Agreement”), by and among HS Infusion Holdings, Inc., a Delaware corporation (“Home Solutions”), certain subsidiaries of Home Solutions, BioScrip and HomeChoice Partners, Inc., a Delaware corporation. The transactions contemplated by the Asset Purchase Agreement were consummated on September 9, 2016. Depending on the achievement of certain earn-out conditions and the outcome of the Charter Amendment proposal, Home Solutions may become entitled to be issued shares of Common Stock underlying the Tranche A and Tranche B RSUs. The number of RSUs in Tranche A and Tranche B is approximately 3.1 million and 4.0 million, respectively.

Pursuant to the Asset Purchase Agreement, the Company agreed to call the Special Meeting of stockholders to approve the Charter Amendment to increase the authorized capital stock of the Company in an amount at least sufficient to allow the Company to have available the approximately 3.1million and 4.0 million shares underlying the Tranche A and Tranche B RSUs, respectively. The Company further agreed that if stockholder approval of the Charter Amendment is not obtained at the Special Meeting, the Company shall to the extent the obligation to issue Common Stock with respect to any RSUs is still in effect, submit the Charter Amendment proposal on a twice per year basis beginning in 2017 at either the annual meeting of the Company’s stockholders or at a special meeting of the Company’s stockholders called to consider the Charter Amendment until stockholder approval of the Charter Amendment is obtained. See the section of this proxy statement entitled “Proposal One — To Approve An Amendment To The Certificate Of Incorporation To Increase The Authorized Number Of Shares Of Common Stock From 125 Million To 250 Million.”

•	We currently do not have adequate authorized shares reserved for the conversion of our Series C Preferred Stock or exercise of 1,800,000 Class A and 1,800,000 Class B warrants (collectively, the “PIPE Warrants”). The Charter Amendment would allow us to reserve sufficient shares for the conversion of our Series C Preferred Stock and the exercise of outstanding PIPE Warrants. The Company completed an equity offering of 45,200,000 shares of Common Stock on June 22, 2016 (the “Equity Offering”). Prior to the Equity Offering, a significant number of shares of the Company’s Common Stock were reserved for issuance to affiliates of Coliseum Capital Management, LLC (the “PIPE Investors”) which held shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) and the PIPE Warrants, upon conversion of the Series A Preferred Stock and exercise of the PIPE Warrants. In order to issue a greater number of shares of Common Stock in the Equity Offering, the Company entered into a series of transactions with the PIPE Investors in which the PIPE Investors agreed to waive the requirement that the Company reserve a sufficient number of shares of Common Stock to allow for the conversion of the Series A Preferred Stock and the exercise of outstanding PIPE Warrants. In connection with such transactions, we agreed to call a Special Meeting of our stockholders to seek approval to an amendment of our Certificate of Incorporation to increase the number of authorized shares of Common Stock so as to allow us to reserve sufficient shares for, among other things, the conversion of the PIPE Investors’ preferred stock and the exercise of the PIPE Warrants. See the section of this proxy statement entitled “Proposal One — To Approve An Amendment To The Certificate Of Incorporation To Increase The Authorized Number Of Shares Of Common Stock From 125 Million To 250 Million.”

Q:	What vote is required to approve Proposal One?

A:	Proposal One must be approved by the affirmative vote of (1) the majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock represented in person or by proxy at the Special Meeting, voting together as a single class (with the holders of Common Stock entitled to one vote per share and the holders of Series A and Series C Preferred Stock voting on an as-converted into Common Stock basis) and (2) the holders of a majority of the Common Stock outstanding and entitled to vote on the matter, voting as a separate class, provided that a quorum is present at the Special Meeting. Each stockholder entitled to vote at the Special Meeting may cast one vote in person or by proxy for each share of Common Stock, Series A Preferred Stock and Series C Preferred Stock (on an as-converted into Common Stock basis) held by such stockholder. Holders of shares of Series A Preferred Stock and Series C Preferred Stock are entitled to vote with the holders of shares of Common Stock on an as-converted basis. The PIPE Investors have agreed, pursuant to the Series C Exchange Agreement (as defined below), to vote their shares in favor of the Charter Amendment. See the section of this proxy statement entitled “Proposal One — To Approve An Amendment To The Certificate Of Incorporation To Increase The Authorized Number Of Shares Of Common Stock From 125 Million To 250 Million.”

Q:	What vote is required to approve Proposal Two?

A:	Proposal Two must be approved by the affirmative vote of the holders of a majority of the aggregate shares of Common Stock (inclusive of the Series A and Series C Preferred Stock on an as-converted into Common Stock basis) that have voting power represented in person or by proxy and entitled to vote on the matter at the Special Meeting. Each stockholder entitled to vote at the Special Meeting may cast one vote in person or by proxy for each share of Common Stock, Series A Preferred Stock and Series C Preferred Stock (on an as-onconverted into Common Stock basis) held by such stockholder. Holders of shares of Series A Preferred Stock and Series C Preferred Stock are entitled to vote with the holders of shares of Common Stock on an as-converted basis. See the section of this proxy statement entitled “Proposal Two — To Approve The Amendment of BioScrip’s Amended and Restated 2008 Equity Incentive Plan To Increase The Number of Shares Available Under The Plan And Increase The Annual Grant Caps.”

Q:	What will happen if the Charter Amendment is not approved by BioScrip’s stockholders?

A:	If our stockholders do not approve the Charter Amendment, the Company will be required under the terms of the Asset Purchase Agreement, to the extent any RSUs are still outstanding, to submit the Charter Amendment proposal on a twice per year basis beginning in 2017 at either the annual meeting of the Company’s stockholders or at a special meeting of the Company’s stockholders called to consider the Charter Amendment until stockholder approval of the Charter Amendment is obtained. In addition, the Asset Purchase Agreement further provides that if stockholder approval of the Charter Amendment is not obtained prior to June 15, 2021 (the “Settlement Option Date”), then Home Solutions may elect (the “Cash Election”) to require the Company to settle in cash all of the Tranche A RSUs or Tranche B RSUs that are vested. Home Solutions agreed, however, that it shall have no right to make the Cash Election if the holders of the Company’s Series C Preferred Stock have made an election to have their shares of Series C Preferred Stock redeemed for cash pursuant to the Series C Exchange Agreement, unless and until the holders of Series C Preferred Stock have been paid in full with respect to such election. The settlement price for the Cash Election will be the greater of (1) the aggregate value of the vested RSUs ($12.375 million in the aggregate in the case of Tranche A, and $20 million in the aggregate in the case of Tranche B), multiplied by the percentage of the applicable Tranche of RSUs that have not been delivered or (2) the product of (A) the total number of shares of Common Stock that are deliverable pursuant to the Tranche A or Tranche B RSUs, but have not been delivered due to the failure to obtain stockholder approval of the Charter Amendment, multiplied by (B) the volume-weighted average share price of the Company’s common stock on the NASDAQ for a ten trading day period ending two trading days prior to the date that the Company receives the Cash Election notice.

Further, if stockholder approval of the Charter Amendment is not obtained prior to the earlier of May 17, 2021 and the date all of the Company’s obligations under the indenture governing the Company’s 8.875% Senior Notes due 2021 have been satisfied, then each holder of the Company’s Series C Preferred Stock may elect to require the Company to redeem for cash all shares of Series C Preferred Stock held by such holder for which there are not sufficient authorized shares of Common Stock reserved to allow conversion of such shares of Series C Preferred Stock. The redemption price would be calculated as the greater of (1) the liquidation preference of each redeemed share of Series C Preferred Stock and (2) the volume-weighted average share price of our Common Stock on the NASDAQ for a ten trading day period ending two trading days prior to the date that the Company receives the redemption notice multiplied by the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible. See the section of this proxy statement entitled “Proposal One — Reasons for the Charter Amendment” beginning on page 16.

Q:	Will I have dissenters’ rights with respect to the Charter Amendment?

A:	No. BioScrip stockholders will not have dissenter’s rights with respect to the Charter Amendment.

Q:	Does BioScrip’s Board of Directors recommend voting in favor of the proposals?

A:	Yes. After careful consideration, our Board of Directors has determined that each of the proposals is in the best interests of BioScrip and its stockholders. As a result, our Board of Directors recommends that you vote “FOR” the proposals.

Q:	Who is entitled to vote at the Special Meeting?

A:	BioScrip stockholders of record as of the close of business on [ ], 2016, the record date, are entitled to vote on each of the proposals at the Special Meeting or any adjournments or postponements thereof. Each stockholder entitled to vote at the Special Meeting may cast one vote in person or by proxy for each share of Common Stock, Series A Preferred Stock and Series C Preferred Stock (on an as-converted into Common Stock basis) held by such stockholder. Holders of shares of Series A Preferred Stock and Series C Preferred Stock are entitled to vote with the holders of shares of Common Stock on an as-converted basis.

Q:	What does it mean if I receive more than one proxy?

A:	It means that you hold BioScrip shares in multiple accounts. Please complete and return all proxies to ensure that all of your BioScrip shares are voted in accordance with your instructions.

Q:	How do I vote?

A:	You may sign and date each paper proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf “FOR” the proposals specified in this proxy statement, in accordance with the recommendation of the Board of Directors. You may also follow the instructions on the proxy card to submit voting instructions for your shares via the Internet.

Q:	If my BioScrip shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	If you hold shares through a brokerage firm, bank, dealer or other nominee (collectively, “nominees” or “brokers”), then you are a holder of shares in “street name.” If you hold your shares beneficially in “street name,” you must review the voting form and follow the voting instructions you receive from your broker. If you hold shares in street name and do not provide your broker with voting instructions, your shares may constitute broker “non-votes,” which occur when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Matters on which brokers are not permitted to vote without instructions from the beneficial owner are referred to as “non-routine” matters.

All of the matters scheduled to be voted on at the Special Meeting are likely to be considered “non-routine.” If you do not provide voting instructions to your broker, your shares will not be voted or counted towards any of the proposals. Thus, if you hold shares in street name, it is particularly important that you instruct your broker on how you wish to vote your shares.

Q:	How may I revoke or change my vote?

A:	The presence of a stockholder at the Special Meeting will not, by itself, revoke such stockholder’s proxy. However, a proxy may be revoked at any time before it is voted.

If you are a stockholder of record, you may revoke your proxy card (i) by delivering to the Secretary of the Company (at the principal executive offices of the Company) a written notice of revocation, (ii) by executing and delivering a later dated proxy or (iii) by attending the Special Meeting and voting in person. Stockholders voting by telephone or via the Internet may also revoke their proxy by attending the Special Meeting and voting in person, by submitting the proxy in accordance with the instructions thereon or by voting again, at a later time, by telephone or via the Internet (a stockholder’s latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded). However, once voting on a particular proposal is completed at the special meeting, a stockholder will not be able to revoke his or her proxy or change his or her vote as to any proposal or proposals on which voting has been completed.

If you are a beneficial owner, you will need to revoke or resubmit your proxy through your nominee and in accordance with its procedures. In order to attend the Special Meeting and vote in person, you will need to obtain a proxy from your nominee, the stockholder of record.

Q:	What happens if I abstain from voting?

A:	Abstentions are counted as “shares present” at the Special Meeting for purposes of determining whether a quorum exists. Abstentions have the effect of a vote “against” any matter to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker non-votes”) are considered “shares present” at the Special Meeting for purposes of determining whether a quorum exists. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters, such as the proposals at the Special Meeting. Broker non-votes will not affect the outcome of the vote on any matter.

Q:	Where can I find additional information about the Special Meeting?

A:	This proxy statement contains important information about the Special Meeting. Our stockholders should read this information carefully and in its entirety.

In addition, copies of certain reports and statements that we have previously filed with the SEC may be obtained by any stockholder without charge on our website at www.bioscrip.com under the heading “Investors — Corporate Governance,” or by written request addressed to: BioScrip, Inc., Secretary, 1600 Broadway, Suite 700, Denver, Colorado 80202 or contact BioScrip, Inc. Secretary at (720) 697-5200.

Q:	What should I do now?

A:	After carefully reading and considering the information contained in this proxy statement, please fill out and sign the proxy card, and then mail your completed and signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares of our Common Stock may be voted at the Special Meeting. Alternatively, you may follow the instructions on the proxy card and submit instructions on voting your shares of our Common Stock over the Internet. Your proxy card or your Internet directions will instruct the persons identified as your proxy to vote your shares at the Special Meeting as directed by you. If you hold your shares through a broker or other nominee, you should follow the instructions provided by your broker or other nominee when instructing them on how to vote your shares.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held on [ ], 2016 at [ ] a.m. local time held at our executive offices located at 1600 Broadway, Suite 700, Denver, Colorado 80202.

Q:	Who is paying for the costs of this proxy solicitation?

A:	BioScrip pays the costs of soliciting proxies. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our Common Stock.

Q.	Who can help answer my questions?

A:	If you are a BioScrip stockholder and would like additional copies, without charge, of this proxy statement, or if you have questions about the proposals, or the procedures for voting your BioScrip Common Stock, you should contact:

BioScrip, Inc.
1600 Broadway, Suite 700
Denver, Colorado 80202
Telephone: (720)697-5200
Attention: Kathryn M. Stalmack, Secretary

You may also obtain additional information about BioScrip from the documents we file with the Securities and Exchange Commission, which we refer to as the SEC, or by following the instructions in the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 33.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement and the other documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements relate to expectations, beliefs, future plans and strategies, anticipated events or trends concerning matters that are not historical facts or that necessarily depend upon future events. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions. Specifically, this Annual Report contains, among others, forward-looking statements about:

•	our ability to successfully integrate the Home Solutions business into our existing businesses;

•	the effectiveness of our recent management changes in connection with the Home Solutions acquisition;

•	our expectations regarding financial condition or results of operations in future periods;

•	our future sources of, and needs for, liquidity and capital resources;

•	our expectations regarding economic and business conditions;

•	our expectations regarding potential legislative and regulatory changes impacting the level of reimbursement received from the Medicare and state Medicaid programs;

•	our internal control over financial reporting;

•	periodic reviews and billing audits from governmental and private payors;

•	our expectations regarding the size and growth of the market for our products and services;

•	our business strategies and our ability to grow our business;

•	the implementation or interpretation of current or future regulations and legislation, particularly governmental oversight of our business;

•	our expectations regarding the recoverability of our goodwill, goodwill impairment charge estimates and the potential for future impairment charges;

•	our Financial Improvement Plan (as described in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016 (the “Annual Report on Form 10-K”));

•	our ability to maintain contracts and relationships with our customers;

•	our ability to avoid delays in payment from our customers;

•	sales and marketing efforts;

•	status of material contractual arrangements, including the negotiation or re-negotiation of such arrangements;

•	our ability to address cybersecurity risks;

•	our ability to maintain supplies and services, which could be impacted by force majeure events such as war, strike, riot, crime or “acts of God” such as hurricanes, flooding, blizzards or earthquakes;

•	future capital expenditures;

•	our ability to hire and retain key employees;

•	our ability to successfully execute our succession plans;

•	our ability to execute our acquisition and growth strategy;

•	our ability to successfully integrate businesses we may acquire;

•	our ability to make principal and interest payments on our debt and unsecured notes and satisfy the other covenants contained in our senior secured credit facility and other debt agreements;

•	our high level of indebtedness;

•	our expectations regarding the outcome of litigation; and

•	other risks and uncertainties described from time to time in our filings with the SEC, including in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K.

The forward-looking statements contained in this proxy statement, and in our Annual Report on Form 10-K, which is incorporated herein by reference, reflect our current views about future events, are based on assumptions, and are subject to known and unknown risks and uncertainties. Many important factors could cause actual results or achievements to differ materially from any future results or achievements expressed in or implied by our forward-looking statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict. Certain of these are important factors that could cause actual results or achievements to differ materially from the results or achievements reflected in our forward-looking statements. The forward-looking statements contained herein reflect our views and assumptions only as of the date of this proxy statement or, in the case of documents incorporated by reference, the date of those documents. The reader should not place undue reliance on forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

SPECIAL MEETING OF BIOSCRIP STOCKHOLDERS

Date, Time and Place

A Special Meeting of BioScrip stockholders will be held at [ ] a.m. local time, on [ ], 2016 at BioScrip’s executive offices at 1600 Broadway, Suite 700, Denver, Colorado 80202.

Purpose of the Special Meeting

The purpose of the Special Meeting is to consider and vote on the following proposals:

Proposal No. 1	An amendment to BioScrip’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 125 million shares to 250 million shares.

Proposal No. 2	An amendment to BioScrip’s Amended and Restated 2008 Equity Incentive Plan to (1) increase the number of shares of Common Stock in the aggregate that may be subject to awards by 5,250,000 shares, from 9,355,000 to 14,605,000 shares and (2) increase the annual grant caps under the 2008 Plan from 500,000 Options, 500,000 Stock Appreciation Rights, and 350,000 Stock Grants and Restricted Stock Units that are intended to comply with the requirements of Section 162(m) of the Code to a cap of no more than a total of 3,000,000 Options, Stock Appreciation Rights, Stock Grants and Restricted Stock Units combined.

Proposal No. 3	If necessary, an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the Charter Amendment.

At the special meeting, BioScrip stockholders will also be asked to consider and vote on any other matter that may properly come before the Special Meeting or any adjournment of the special meeting. At this time, the BioScrip Board of Directors is unaware of any matters, other than those set forth above, that may properly come before the special meeting.

Record Date; Shares Outstanding and Entitled to Vote

BioScrip has fixed the close of business on [ ], 2016 as the record date for the determination of stockholders of BioScrip entitled to notice of and to vote at the Special Meeting and any adjournment of the special meeting. Each stockholder entitled to vote at the Special Meeting may cast one vote in person or by proxy for each share of Common Stock, Series A Preferred Stock and Series C Preferred Stock (on an as-converted into Common Stock basis) held by such stockholder. Holders of shares of Series A Preferred Stock and Series C Preferred Stock are entitled to vote with the holders of shares of Common Stock on an as-converted basis, subject to NASDAQ’s voting rights requirements. At the close of business on the record date, BioScrip had outstanding and entitled to vote 117,682,543 shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock (on an as-converted into Common Stock basis).

How to Vote Your Shares

If you hold your shares in your own name, you may submit a proxy by telephone, via the Internet or by mail or vote by attending the Special Meeting and voting in person.

•	Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until [ ] p.m. Eastern Time on [ ], 2016 by calling the toll-free telephone number on the enclosed proxy card. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded.

•	Submitting a Proxy via the Internet: You can submit a proxy via the Internet until [ ] p.m. Eastern Time on [ ], 2016 by accessing the web site listed on your proxy card and following the instructions you will find on the web site. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

•	Submitting a Proxy by Mail: If you choose to submit a proxy by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

•	By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the special meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the special meeting.

How to Change Your Vote

The presence of a stockholder at the Special Meeting will not, by itself, revoke such stockholder’s proxy. However, a proxy may be revoked at any time before it is voted.

If you are a stockholder of record, you may revoke your proxy card (i) by delivering to the Secretary of the Company (at the principal executive offices of the Company) a written notice of revocation, (ii) by executing and delivering a later dated proxy or (iii) by attending the Special Meeting and voting in person. Stockholders voting by telephone or via the Internet may also revoke their proxy by attending the Special Meeting and voting in person, by submitting the proxy in accordance with the instructions thereon or by voting again, at a later time, by telephone or via the Internet (a stockholder’s latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded). However, once voting on a particular proposal is completed at the special meeting, a stockholder will not be able to revoke his or her proxy or change his or her vote as to any proposal or proposals on which voting has been completed.

If you are a beneficial owner, you will need to revoke or resubmit your proxy through your nominee and in accordance with its procedures. In order to attend the Special Meeting and vote in person, you will need to obtain a proxy from your nominee, the stockholder of record. Any written notice of revocation, or later dated proxy, should be delivered to:

BioScrip, Inc.
1600 Broadway, Suite 700
Denver, Colorado 80202
Attention: Corporate Secretary

Proxies; Counting Your Vote

If you provide specific voting instructions, your shares will be voted at the Special Meeting in accordance with your instructions. If you hold shares in your name and sign and return a proxy card or submit a proxy by telephone or via the Internet without giving specific voting instructions, your shares will be voted as follows:

“FOR” the approval of the amendment to BioScrip’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that BioScrip is authorized to issue from 125 million shares to 250 million shares;

“FOR” the approval of the amendment to BioScrip’s Amended and Restated 2008 Equity Incentive Plan to (1) increase the number of shares of Common Stock in the aggregate that may be subject to awards by 5,250,000 shares, from 9,355,000 to 14,605,000 shares and (2) increase the annual grant caps under the 2008 Plan from 500,000 Options, 500,000 Stock Appreciation Rights, and 350,000 Stock Grants and Restricted Stock Units that are intended to comply with the requirements of Section 162(m) of the Code to a cap of no more than a total of 3,000,000 Options, Stock Appreciation Rights, Stock Grants and Restricted Stock Units combined; and

“FOR” the approval, if necessary, of an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the Charter Amendment.

At this time, we are unaware of any matters, other than those matters set forth above, that may properly come before the special meeting. If any other matters properly come before the Special Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Special Meeting or any adjournment of the special meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

The persons named in the enclosed proxy, or their duly constituted substitutes acting at the Special Meeting or any adjournment of the Special Meeting, may propose and vote for one or more adjournments of the special meeting. Proxies solicited may be voted only at the Special Meeting and any adjournment of the Special Meeting and will not be used for any other BioScrip meeting of stockholders.

BioScrip’s proxy firm, Broadridge Financial Solutions, Inc., will serve as proxy tabulator and count the votes. The results will be certified by the Inspector of Elections.

Abstentions and Broker “Non-Votes”

If you hold shares through a broker or other nominee, then you are a holder of shares in “street name.” If you hold your shares beneficially in “street name,” you must review the voting form and follow the voting instructions you receive from your broker. If you hold shares in street name and do not provide your broker with voting instructions, your shares may constitute broker “non-votes,” which occur when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Matters on which brokers are not permitted to vote without instructions from the beneficial owner are referred to as “non-routine” matters.

All of the matters scheduled to be voted on at the Special Meeting are likely to be considered “non-routine.” If you do not provide voting instructions to your broker, your shares will not be voted or counted towards any of the proposals. Thus, if you hold shares in street name, it is particularly important that you instruct your broker on how you wish to vote your shares.

Quorum and Required Votes

Votes cast by proxy or in person at the Special Meeting will be tabulated by the Inspector of Elections, who will also determine whether a quorum is present. A quorum requires the presence, in person or by proxy, of the holders of a majority of the aggregate shares of Common Stock (inclusive of the Series A Preferred Stock and Series C Preferred Stock on an as-converted into Common Stock basis) issued and outstanding and entitled to vote at the Special Meeting. In accordance with the Certificate of Designations filed by the Company with the Secretary of State of the State of Delaware on March 9, 2015 with respect to the Series A Preferred Stock and the Certificate of Designations filed by the Company with the Secretary of State of the State of Delaware on June 14, 2016 with respect to the Series C Preferred Stock, shares of Common Stock into which shares of Series A Preferred Stock and Series C Preferred Stock are convertible will be counted for purposes of establishing a quorum at the Special Meeting. Pursuant to the Series C Exchange Agreement, the PIPE Investors agreed to vote in favor of the Charter Amendment. The shares of Series A Preferred Stock and Series C Preferred Stock (on an as-converted basis) held by the PIPE Investors represent 21.4% of the vote required for the approval of the Charter Amendment. Abstentions are counted as present and entitled to vote for purposes of determining whether a quorum exists. Broker “non-votes” are counted as present solely for purposes of determining whether a quorum exists. If the stockholders present in person or by proxy at the Special Meeting constitute holders of less than a majority of the aggregate shares of Common Stock entitled to vote (which includes the Series A Preferred Stock and the Series C Preferred Stock on an as-converted into Common Stock basis), the Special Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Proposal No. 1: Proposal No. 1 to amend BioScrip’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 125 million shares to 250 million shares requires the affirmative vote of (1) the majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock voting together as a single class (with the holders of Common Stock entitled to one vote per share and the holders of Series A and Series C Preferred Stock voting on an as-converted into Common Stock basis) and (2) the holders of a majority of the Common Stock outstanding and entitled to vote on the matter, voting as a separate class, provided that a quorum is present at the Special Meeting. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 1.

Proposal No. 2: Proposal No. 2 to amend BioScrip’s Amended and Restated 2008 Equity Incentive Plan to (1) increase the number of shares of Common Stock in the aggregate that may be subject to awards by 5,250,000 shares, from 9,355,000 to 14,605,000 shares and (2) increase the annual grant caps under the 2008 Plan from 500,000 Options, 500,000 Stock Appreciation Rights, and 350,000 Stock Grants and Restricted Stock Units that are intended to comply with the requirements of Section 162(m) of the Code to a cap of no more than a total of 3,000,000 Options, Stock Appreciation Rights, Stock Grants and Restricted Stock Units combined, requires (i) the affirmative vote of the holders of a majority of the aggregate shares of Common Stock (inclusive of the Series A Preferred Stock on an as-converted into Common Stock basis) that have voting power represented in person or by proxy and entitled to vote on the matter at the Special Meeting, and (ii) the affirmative vote of a majority of the total votes cast (inclusive of the Series A Preferred Stock on an as-converted into Common Stock basis) on Proposal 2 at the Special Meeting. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 2. Broker “non-votes” will not be deemed represented at the Special Meeting for purposes of voting on Proposal 2 and, therefore, will have no effect on Proposal 2.

Proposal No. 3: Proposal No. 3 to adjourn, if necessary, the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of Proposal 1 or Proposal 2, requires the affirmative vote of the holders of a majority of the shares of BioScrip Common Stock present in person or represented by proxy at the Special Meeting, whether or not a quorum is present. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 3. Broker “non-votes” will not be deemed represented at the Special Meeting for purposes of voting on Proposal 3 and, therefore, will have no effect on Proposal 3.

Solicitation of Proxies

The solicitation of proxies will be conducted primarily by mail, and BioScrip will bear all associated costs of the solicitation process. These costs include the expenses of preparing and mailing proxy solicitation materials for the Special Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock. BioScrip may conduct further solicitations personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with any such solicitations.

Recommendation of the BioScrip Board of Directors

The BioScrip Board of Directors has unanimously determined that the Charter Amendment is in the best interests of BioScrip and its stockholders and approved the increase in the number of shares of Common Stock that BioScrip is authorized to issue from 125 million shares to 250 million shares.

The BioScrip Board of Directors recommends that you vote “FOR” the approval of the Charter Amendment; FOR” the approval of the 2008 Plan Amendment; and “FOR” the approval, if necessary, of an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the Charter Amendment.

BENEFICIAL OWNERSHIP OF BIOSCRIP COMMON STOCK1

The following table sets forth, as of September 26, 2016, certain information concerning the beneficial ownership of Common Stock of (i) each person who is a director of the Company; (ii) each named executive officer of the Company; and (iii) all directors and executive officers of the Company as a group. In addition, the following table sets forth certain information as of the dates indicated concerning persons known by the Company to beneficially own more than five percent of the Common Stock. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Unless otherwise indicated, the address of the holder is c/o BioScrip, Inc., 1600 Broadway, Suite 700, Denver, Colorado 80202.

Name and Address of Beneficial Owner(1)	Footnote	Number of Shares Beneficially Owned(2)	Percent of Class(2)
Holders of 5% or more of our Common Stock (excluding Directors and Named Executive Officers)
Coliseum Capital Management, LLC One Station Place, 7th Floor South Stamford, CT 06902	(3)	23,182,758	16.5%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580	(4)	14,507,800	12.3%
Ardsley Advisors Partners Philip J. Hempleman 262 Harbor Drive, 4th Floor Stamford, CT 06902	(5)	6,815,000	5.8%
Camber Capital Management LLC Stephen DuBois 101 Huntington Ave, Suite 2550 Boston, MA 02199	(6)	6,000,000	5.1%
North Tide Capital Master, LP 500 Boylston Street, Suite 1860 Boston, Massachusetts 02116	(7)	8,500,000	7.2%
Directors and Named Executive Officers
Christopher S. Shackelton	(8)	23,182,758	16.5%
Richard M. Smith	(9)	1,690,000	1.4%
David Evans	(10)	374,540	*
Brian Stiver	(11)	257,401	*
Jeffrey M. Kreger	(12)	95,961	*
David W. Golding	—	49,500	*
Tricia H. Nguyen	—	20,000	*
R. Carter Pate	—	44,000	*
Michael G. Bronfein	—	87,000	*
Michael Goldstein	—	35,500	*
Daniel Greenleaf	—	—
Patricia Bogusz	—	—	—
Thomas Pettit	—	—	—
Hai Tran	—	—	—
All Directors and Executive Officers as a group (14 persons)	(13)	2,715,670	2.3%

1 NTD: To be updated.

*	Percentage is less than 1% of class.

(1)	Except as otherwise indicated, all addresses are c/o BioScrip, Inc., 1600 Broadway, Suite 700, Denver, Colorado, 80202.

(2)	The inclusion in this table of any shares of Common Stock as “beneficially owned” does not constitute an admission by the holder of beneficial ownership of those shares. Beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”), and generally includes voting or investment power over securities. Shares of Common Stock subject to options, warrants or other securities convertible into Common Stock that are currently exercisable or convertible, or exercisable or convertible within sixty 60 days of September 26, 2016, are deemed outstanding for computing the percentage of the person holding the option, warrant or convertible security but are not deemed outstanding for computing the percentage of any other person.

(3)	Based on the Schedule 13D/A filed with the SEC on June 22, 2016 by (i) Coliseum Capital Management, LLC (“Coliseum”), which beneficially owns 23,182,758 shares for which it has shared voting and shared dispositive power; (ii) Coliseum Capital Partners, L.P. (“CCP”), which beneficially owns 14,553,786 shares for which it has shared voting and shared dispositive power; (iii) Coliseum Capital Partners II, L.P. (“CCP II”), which beneficially owns 3,287,326 shares for which it has shared voting and shared dispositive power; (iv) Coliseum Capital, LLC (“CC”), which beneficially owns 17,841,112 shares for which it has shared voting and shared dispositive power; (v) Adam Gray, as a manager of Coliseum and CC, beneficially owns 23,182,758 shares for which he has shared voting and shared dispositive power; and (vi) Christopher S. Shackelton, as Managing Partner of Coliseum and CC, beneficially owns 23,182,758 shares for which he has shared voting and shared dispositive power. Assumes full conversion of 10,823 shares of Series A Preferred Stock and 614,177 shares of Series C Preferred Stock into shares of Common Stock plus full exercise of 1,800,000 Class A warrants and 1,800,000 Class B warrants to acquire an aggregate of 3,600,000 shares of Common Stock. See Proposal 1 for a discussion of the transaction that resulted in Coliseum beneficially owning the shares of Common Stock indicated.

(4)	Based on a Schedule 13D/A filed with the SEC on June 22, 2016 by (i) Gabelli Funds, LLC (“Gabelli Funds”), which beneficially owns 14,507,800 shares for which it has sole voting power and sole dispositive power; (ii) GAMCO Asset Management Inc., which beneficially owns 899,402 shares for which it has sole voting power over 853,402 shares and sole dispositive power over 899,402 shares; (iii) Teton Advisors, Inc., which beneficially owns 1,136,701 shares for which it has sole voting power and sole dispositive power; (iv) Gabelli Securities, Inc., which beneficially owns 15,000 shares for which it has sole voting power and sole dispositive power; (v) GAMCO Investors, Inc., which beneficially owns 3,000 shares for which it has sole voting power and sole dispositive power; (vi) GGCP, Inc.; and (vii) Mario J. Gabelli (collectively, the “GAMCO Reporting Persons”), who is deemed to have beneficial ownership of the shares owned beneficially by each of the other GAMCO Reporting Persons. Gabelli Funds has sole dispositive and voting power with respect to the shares held by a number of investment funds for which Gabelli Funds serves as an investment adviser (the “Funds”) so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, and at any time, the Proxy Voting Committee of each Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations.

(5)	Based on a Schedule 13G/A filed with the SEC on February 16, 2016 by (i) Ardsley Partners Fund II, L.P., which beneficially owns 2,478,100 shares for which it has shared voting power and shared dispositive power; (ii) Ardsley Partners Institutional Fund, L.P., which beneficially owns 2,081,900 shares for which it has shared voting power and shared dispositive power; (iii) Ardsley Partners Advanced Healthcare Fund, L.P., which beneficially owns 2,195,000 shares for which it has shared voting power and shared dispositive power; (iv) Ardsley Healthcare Fund, L.P., which beneficially owns 60,000 shares for which it has shared voting power and shared dispositive power; (v) Ardsley Advisory Partners, which beneficially owns 6,815,000 shares for which it has shared voting power and shared dispositive power; (vi) Ardsley Partners I, which beneficially owns 6,755,000 shares for which it has shared voting power and shared dispositive power; and (vii) Philip J. Hempleman, who beneficially owns 6,815,000 shares for which he has shared voting power and shared dispositive power. The Company, however, believes that the Schedule 13G/A is no longer accurate because the Company has been informed that Ardsley and/or its affiliates purchased shares in the Equity Offering and may have made other transactions since February 16, 2016.

(6)	Based on a Schedule 13G/A filed with the SEC on February 12, 2016 by Camber Capital Management LLC and Stephen DuBois reporting that they beneficially own 6,000,000 shares for which they have shared voting power and shared dispositive power. The Company, however, believes that the Schedule 13G/A is no longer accurate because the Company has been informed that Camber and/or its affiliates purchased shares in the Equity Offering and may have made other transactions since February 12, 2016.

(7)	Based on a Schedule 13G filed with the SEC on June 27, 2016 by (i) North Tide Capital Master, LP, which beneficially owns 7,200,000 shares for which it has shared voting and shared dispositive power, (ii) North Tide Capital, LLC, which beneficially owns 8,500,000 shares for which it has shared voting and shared dispositive power, and (iii) Conan Laughlin, as Managing Partner of North Tide Capital Master, LP and North Tide Capital, LLC, who beneficially owns 8,500,000 shares for which he has shared voting and shared dispositive power.

(8)	Assumes full conversion of 10,823 shares of Series A Preferred Stock and 614,177 shares of Series C Preferred Stock into shares of Common Stock plus full exercise of 1,800,000 Class A warrants and 1,800,000 Class B warrants to acquire an aggregate of 3,600,000 shares of Common Stock. Mr. Shackelton, as the Managing Partner of Coliseum, is deemed to beneficially own all 23,182,758 shares of Common Stock, of which he has shared voting and shared dispositive power for such shares.

(9)	Includes 1,555,000 shares issuable upon exercise of options held by Mr. Smith. As previously disclosed in the Current Report on Form 8-K, filed on September 12, 2016, Mr. Smith stepped down from the position of President and Chief Executive Officer of the Company on September 9, 2016 and will remain an employee of the Company until November 30, 2016. It is anticipated that Mr. Smith will be named Vice Chairman of our Board of Directors effective December 1, 2016.

(10)	Includes 390,001 shares issuable upon exercise of options held by Mr. Evans.

(11)	Includes 227,501 shares issuable upon exercise of options held by Mr. Stiver. As previously disclosed in the Current Report on Form 8-K, filed on September 12, 2016, Mr. Stiver will step down from his position as Senior Vice President, Sales and Marketing of the Company effective December 30, 2016.

(12)	Includes 83,334 shares issuable upon exercise of options held by Mr. Kreger.

(13)	Includes 2,344,169 shares issuable upon exercise of options. The 23,182,758 shares of Common Stock beneficially owned by Mr. Shackelton are not included in this calculation. If the 23,182,758 shares of Common Stock beneficially owned by Mr. Shackelton were to be included in this calculation, the number of shares beneficially owned by the Directors and Officers as a group would equal 25,933,966, representing approximately 19.4% of the class.

PROPOSAL ONE: TO APPROVE AN AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 125 MILLION TO 250 MILLION

General

The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 125 million shares to 250 million shares. Accordingly, the Board of Directors unanimously approved the Charter Amendment and hereby solicits the approval of the Company’s stockholders of the Charter Amendment. If the stockholders approve the Charter Amendment, the Company currently intends to file a Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Appendix A (the “Certificate of Amendment”), with the Delaware Secretary of State as soon as practicable following stockholder approval. If the Certificate of Amendment is not approved by the stockholders, the existing Second Amended and Restated Certificate of Incorporation will continue in effect.

Of the 125 million shares currently authorized, as of September 26, 2016 the Company had 117,682,543 shares issued and outstanding and has 5,339,058 shares reserved for issuance pursuant to outstanding stock options, 169,998 shares reserved for issuance pursuant to restricted stock grants (assuming outstanding performance-based stock grant awards are earned at maximum) and under the Company’s 2008 Equity Incentive Plan, 531,905 shares reserved for issuance pursuant to the Employee Stock Purchase Plan and 550,767 shares reserved for issuance upon exercise of certain warrants and conversion of certain convertible securities. We must keep reserved for future issuance a sufficient number of shares of Common Stock to meet the Company’s obligations to issue Common Stock in the event these options or warrants are exercised or convertible securities are converted.

The Board of Directors believes it is in the best interest of the Company to amend the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 125 million shares to 250 million shares.

Reasons for the Charter Amendment

On June 11, 2016, we entered into the Initial Asset Purchase Agreement, by and among Home Solutions, certain subsidiaries of Home Solutions, BioScrip and HomeChoice Partners, Inc., a Delaware corporation. Home Solutions is a privately held company that is a leading provider of home infusion and home nursing products and services to patients suffering from chronic and acute medical conditions. The Initial Purchase Agreement provided for the acquisition by the Company of substantially all of the assets of Home Solutions and its subsidiaries and the assumption of certain liabilities of Home Solutions and its subsidiaries (the “Transaction”).

The Initial Asset Purchase Agreement was amended on June 16, 2016, September 2, 2016 and September 9, 2016. The Transaction was consummated on September 9, 2016. Pursuant to the Asset Purchase Agreement, BioScrip acquired substantially all of the assets and assumed certain liabilities of Home Solutions and its subsidiaries for the Transaction Consideration (as defined below). Home Solutions received consideration (the “Transaction Consideration”) consisting of (i) $67.5 million payable in cash, subject to certain adjustments, (ii) 3.75 million shares of the Company’s common stock and (iii) contingent equity securities of the Company, in the form of RSUs, issued in two tranches, Tranche A and Tranche B, with different vesting conditions. The $67.5 million cash consideration and the 3.75 million shares of the Company’s common stock were paid at closing, subject to customary closing adjustments. Pursuant to the Asset Purchase Agreement, BioScrip is required to issue to Home Solutions (i) the shares of Common Stock issuable to Home Solutions pursuant to the RSUs in Tranche A promptly, and in any event within five business days, following the earlier of (a) the closing price of the Common Stock, as reported by NASDAQ, averaging $4.00 per share or above over 20 consecutive trading days during the period beginning on the closing date of the Transaction and ending December 31, 2019, or (b)(1) a change of control that occurs on or prior to December 31, 2017 or (2) a change of control thereafter but on or prior to December 31, 2019, pursuant to which the consideration payable per share equals or exceeds $4.00 per share; and (ii) the shares of its Common Stock issuable to Home Solutions pursuant to the RSUs in Tranche B promptly, and in any event within five business days, following the earlier of (a) the closing price of the Common Stock, as reported by NASDAQ, averaging $5.00 per share or above over 20 consecutive trading days during the period beginning on the closing date of the Transaction and ending December 31, 2019, or (b)(1) a change of control that occurs on or prior to December 31, 2017, or (2) a change of control thereafter but on or prior to December 31, 2019, pursuant to which the consideration payable per share equals or exceeds $5.00 per share. The aggregate number of RSUs in Tranche A is approximately 3.1 million and the aggregate number of RSUs in Tranche B is 4.0 million. Notwithstanding the satisfaction of the vesting conditions under the RSUs, the number of shares of Common Stock to be paid over pursuant to the RSUs for which there are insufficient authorized shares of the Common Stock shall not be issued until such time as the Company has sufficient authorized shares of Common Stock to issue such shares. The 3.75 million shares of Common Stock issued at the closing of the Transaction and the maximum amount of Common Stock issuable pursuant to the Tranche A and Tranche B RSUs represent, in aggregate, approximately 9.2% of BioScrip’s outstanding Common Stock, based on the number of outstanding shares as of September 26, 2016, assuming all the RSUs vest.

Prior to giving effect to the Charter Amendment, we do not have a sufficient number of authorized shares of Common Stock to reserve the full number of such shares issuable upon the vesting of the RSUs. In order to consummate the transactions contemplated by the Asset Purchase Agreement on a timely basis, the Company and Home Solutions agreed that (a) the Company will call the Special Meeting of stockholders to approve the Charter Amendment to increase the authorized capital stock of the Company in an amount at least sufficient to allow the Company to comply with its issuance obligations pursuant to the terms of the Asset Purchase Agreement and (b) if stockholder approval of the Charter Amendment is not obtained at the Special Meeting, the Company shall, to the extent the obligation to issue Common Stock with respect to any RSUs is still in effect, submit the Charter Amendment proposal on a twice per year basis beginning in 2017 at either the annual meeting of the Company’s stockholders or at a special meeting of the Company’s stockholders called to consider the Charter Amendment until stockholder approval of the Charter Amendment is obtained.

The Company and Home Solutions further agreed under the Asset Purchase Agreement that if stockholder approval of the Charter Amendment is not obtained prior to the Settlement Option Date, then Home Solutions may make a Cash Election, requiring the Company to settle in cash all of the Tranche A RSUs or Tranche B RSUs that are vested; provided, however, that Home Solutions shall have no right to make the Cash Election if the holders of the Company’s Series C Preferred Stock have made an election to have their shares of Series C Preferred Stock redeemed for cash pursuant to the Series C Exchange Agreement, unless and until the holders of Series C Preferred Stock have been paid in full with respect to such election. The settlement price for the Cash Election will be the greater of (1) the aggregate value of the vested RSUs ($12.375 million in the aggregate in the case of Tranche A, and $20 million in the aggregate in the case of Tranche B), multiplied by the percentage of the applicable Tranche of RSUs that have not been delivered or (2) the product of (A) the total number of shares of Common Stock that are deliverable pursuant to the Tranche A or Tranche B RSUs, but have not been delivered due to the failure to obtain stockholder approval of the Charter Amendment, multiplied by (B) the volume-weighted average share price of the Company’s common stock on the NASDAQ for a ten trading day period ending two trading days prior to the date that the Company receives the Cash Election notice.

In addition, the Company completed the Equity Offering on June 22, 2016. Prior to the Equity Offering, a significant number of shares of the Company’s Common Stock were reserved for issuance to affiliates of Coliseum Capital Management, LLC (the “PIPE Investors”) which held shares of the Company’s Series A Preferred Stock and the PIPE Warrants. Christopher S. Shackelton, who is a co-founder of Coliseum Capital Management, LLC and one of its Managing Partners, is a director of the Company and was appointed to the Board of Directors as a result of the investment in 2015 by the PIPE Investors in our Series A Preferred Stock and PIPE Warrants. The Company determined that if the shares of Common Stock reserved for the PIPE Investors in connection with the Series A Preferred Stock and the PIPE Warrants would be available for issuance, the Company would have the flexibility to consider increasing the size of the Equity Offering. Based on the instructions of the Board of Directors, the Company contacted the PIPE Investors to determine upon what terms the PIPE Investors would be willing to enter into a series of transactions to allow the Company to utilize the Common Stock reserved for issuance upon conversion of the Series A Preferred Stock and the exercise of the PIPE Warrants in the Equity Offering and the PIPE Investors agreed to enter into the Exchange Agreement in order to facilitate such transactions.

On June 10, 2016, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with the PIPE Investors, whereby the Company exchanged its Series A Preferred Stock for a new series of convertible preferred stock of the Company, designated “Series B Convertible Preferred Stock,” having the terms set forth in the form of Certificate of Designations of Series B Convertible Preferred Stock, par value $0.0001 per share, which is attached as Exhibit 3.1 to BioScrip’s Current Report on Form 8-K filed with the SEC on June 13, 2016. Pursuant to the Exchange Agreement, the PIPE Investors agreed:

(i) to exchange 614,177 shares of the existing Series A Preferred Stock for an identical number of shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”), which have the same terms as the Series A Preferred Stock, except that the terms of the Series B Preferred Stock include the authority of the holders of the Series B Preferred Stock to waive the requirement that the Company reserve a sufficient number of shares of Common Stock to allow for the conversion of the Series B Preferred Stock; and

(ii) to waive the requirement under the PIPE Warrant Agreement governing the PIPE Warrants to reserve 3,600,000 shares of our Common Stock for the exercise of the PIPE Warrants.

On June 14, 2016, the Company entered into another Exchange Agreement (the “Series C Exchange Agreement”) with the PIPE Investors, pursuant to which the PIPE Investors agreed to exchange their shares of Series B Preferred Stock issued pursuant to the Series B Exchange Agreement on a one for one basis for shares of a new series of preferred stock of the Company (the “Series C Preferred Stock” and, together with the Series A preferred Stock and the Series B Preferred Stock, the “Preferred Stock”), designated “Series C Convertible Preferred Stock,” having the terms set forth in the form of Certificate of Designations of Series C Convertible Preferred Stock, par value $0.0001 per share, which is attached as Exhibit 3.1 to BioScrip’s Current Report on Form 8-K filed with the SEC on June 14, 2016.

The PIPE Investors agreed under the terms of the Series C Exchange Agreement to exchange 614,177 shares of the Series B Preferred Stock for an identical number of shares of Series C Preferred Stock, which have the same terms as the Series B Preferred Stock, except that the terms of the Series C Preferred Stock provide that the 11.5% per annum rate of non-cash dividends payable on the shares of the Series C Preferred Stock will be reduced based on the achievement by the Company of specified earnings before interest, taxes, depreciation and amortization (referred to as “Consolidated EBITDA” in the Company’s Credit Agreement, dated as of July 31, 2013, as such Credit Agreement has been amended through the date of the Series C Exchange Agreement). In addition, pursuant to the Series C Exchange Agreement, the PIPE Investors agreed to waive the requirement under the PIPE Warrant Agreement governing the PIPE Warrants to reserve 3,600,000 shares of our Common Stock for the exercise of the PIPE Warrants.

In the Series C Exchange Agreement, we agreed that within four months of the date of the Series C Exchange Agreement, we will call a Special Meeting of our stockholders to seek approval to an amendment of our Certificate of Incorporation to increase the number of authorized shares of Common Stock so as to allow us to reserve sufficient shares for, among other things, the conversion of the Series C Preferred Stock and the exercise of the PIPE Warrants held by the PIPE Investors (the “Authorization Proposal”). If approval of the Authorization Proposal is not obtained at such meeting, we agreed to resubmit the Authorization Proposal at the annual or a Special Meeting of our stockholders on an annual basis beginning in 2017 until stockholder approval is obtained. Until stockholder approval is obtained, we agreed that we will not issue any additional shares of Common Stock or equity awards to employees without the consent of the investors holding a majority of the voting power of the Series C Preferred Stock, provided that we may grant awards with respect to the 1.93 million shares of Common Stock currently authorized for issuance under our 2008 Equity Incentive Plan. If stockholder approval of the Authorization Proposal is not obtained prior to the earlier of May 17, 2021 and the date all of the Company’s obligations under indenture governing the Company’s 8.875% Senior Notes due 2021 have been satisfied, then each holder of the Series C Preferred Stock may elect to require the Company to redeem for cash all shares of Series C Preferred Stock held by such holder for which there are not sufficient authorized shares of Common Stock reserved to allow conversion of such shares of Series C Preferred Stock. The redemption price would be calculated as the greater of the liquidation preference of each redeemed share of Series C Preferred Stock and the product of the volume-weighted average share price of our Common Stock on the NASDAQ for a ten trading day period ending two trading days prior to the date that the Company receives the redemption notice and the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible.

The table below summarizes information relating to the number of shares of our Common Stock currently outstanding, reserved and available for issuance and the number of shares of Common Stock that would be reserved and available for issuance immediately following approval of the Charter Amendment.

	Before Amendment	After Amendment
Authorized shares	125,000,000	250,000,000
Shares issued	117,682,543	117,682,543
Outstanding awards of Common Stock under the 2008 Equity Incentive Plan	5,509,056	5,509,056
Shares available under ESPP	531,905	531,905
Issuance of Common Stock upon conversion of Series A Preferred Stock	488,717	488,717
Issuance of Common Stock upon conversion of Series C Preferred Stock	—	14,173,107
Shares reserved for future exercise of the PIPE Warrants	62,050	3,662,050
Potential Issuance of Common Stock pursuant to RSUs to Home Solutions	—	7,093,750
Shares available for future issuance	725,729	100,858,872

The balance of the additional authorized shares of Common Stock that is not needed in connection with the shares of Common Stock issuable upon the vesting of the RSUs and to satisfy our reservation obligations in connection with our Series C Preferred Stock and PIPE Warrants may be issued for any proper corporate purpose approved by the Board of Directors. Among the reasons for having additional authorized and unissued shares of Common Stock is the ability to sell shares in capital raising transactions during advantageous market conditions, issue shares in connection with acquisitions of the assets, operating businesses or securities of other companies, and issue stock as stock dividends, stock splits and to use shares for other general corporate purposes. The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock. Except in respect of the reservation requirements referred to above in connection with the Series C Exchange Agreement and the Asset Purchase Agreement, we do not presently have any agreements, understandings or arrangements regarding the issuance of additional shares of Common Stock or Preferred Stock from any of the additional authorized shares.

However, the Board of Directors believes that the availability of such additional authorized shares will provide BioScrip with the flexibility to issue Common Stock for possible future financing, stock dividends or distributions, acquisitions, stock option plans, and other proper corporate purposes that may be identified in the future by the Board of Directors, without further shareholder action or the related delays and expenses. Potential transactions could include public or private capital-raising transactions in which shares of Common Stock, convertible preferred stock, convertible debt or other securities are issued. There is no assurance that any capital-raising transaction will be undertaken. The Company’s flexibility is at all times limited to NASDAQ stockholder voting requirements on the issuance of capital stock in excess of 20% of the Company’s pre-issuance issued and outstanding number of shares. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for persons who do not purchase additional shares to maintain their pro rata interest in BioScrip, on such stockholders’ percentage voting power.

If the stockholders approve the proposed Certificate of Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that current Common Stockholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their appropriate ownership thereof. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company’s current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company’s current stockholders.

The Board of Directors does not intend to issue any Common Stock except on terms which the Board of Directors deems to be in the best interests of the Company and its stockholders.

Vote Required for Approval

The affirmative vote of (1) the majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock represented in person or by proxy at the Special Meeting, voting together as a single class (with the holders of Common Stock entitled to one vote per share and the holders of Series A and Series C Preferred Stock voting on an as-converted into Common Stock basis) and (2) the holders of a majority of the Common Stock outstanding and entitled to vote on the matter, voting as a separate class, will be required to approve Proposal One, provided that a quorum is present at the Special Meeting.

Recommendation of BioScrip’s Board of Directors

BioScrip’s Board of Directors believes that the proposed amendment is in the best interests of the company and our shareholders, and recommends that shareholders vote “FOR” the proposal to approve an amendment to the articles of incorporation to increase the authorized shares of Common Stock from 125 Million to 250 Million.

PROPOSAL TWO: TO APPROVE THE AMENDMENT OF BIOSCRIP’S AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN AND INCREASE THE ANNUAL GRANT CAPS

Proposed Amendments

On September 28, 2016, the Board approved, subject to stockholder approval at the Special Meeting, two amendments to BioScrip’s Amended and Restated 2008 Equity Incentive Plan (as previously defined, the “2008 Plan”). The first amendment proposes to increase the number of shares of Common Stock in the aggregate that may be subject to Awards by 5,250,000 shares, from 9,355,000 to 14,605,000. As of September 28, 2016, 2016 there were options to purchase 4,989,892 shares of Common Stock outstanding under the 2008 Plan at exercise prices ranging from $1.42 to $16.63 per share and 153,332 shares of Common Stock issued and unvested under the 2008 Plan pursuant to restricted stock grants. As of September 28, 2016, there were 2,062,311 shares remaining available for grant under the 2008 Plan. The Board believes that the 2008 Plan is an integral component of the Company’s efforts to attract and retain key employees and directors, particularly in light of the recent Home Solutions acquisition. Accordingly, the Board has approved, and is asking the Company’s stockholders to approve, an amendment to Section 3.1 of the 2008 Plan to make an additional 5,250,000 shares available for issuance.

The second amendment increases the annual grant caps under the 2008 Plan from 500,000 Options, 500,000 Stock Appreciation Rights, and 350,000 Stock Grants and Restricted Stock Units that are intended to comply with the requirements of Section 162(m) of the Code to a cap of no more than a total of 3,000,000 Options, Stock Appreciation Rights, Stock Grants and Restricted Stock Units combined. This amendment will provide the Board and Compensation Committee greater flexibility in developing compensation programs and issuing equity awards.

The approval of this Proposal Two constitutes the approval of both amendments.

Background

In April 2008, the Company’s stockholders approved and adopted the 2008 Plan. At that time 3,580,000 shares of Common Stock were reserved for issuance thereunder and the aggregate number of shares subject to Awards granted to directors was 500,000. In June 2010, the Company’s stockholders approved an amendment to the 2008 Plan to increase the number of authorized shares of Common Stock available for issuance thereunder by 3,275,000 shares, from 3,580,000 shares to 6,855,000 shares. In May 2013, the Company’s stockholders approved an amendment to the 2008 Plan to increase, by 300,000 shares (from 500,000 to 800,000), the aggregate number of shares within the 2008 Plan that could be granted to directors. At the 2014 Annual Meeting, the Company’s stockholders approved an amendment to the 2008 Plan to, among other things, increase the number of authorized shares of Common Stock available for issuance by 2,500,000 shares to 9,355,000 shares. And at the 2016 Annual Meeting, the Company’s stockholders approved an amendment to increase, by 700,000 (from 800,000 to 1,500,000), the aggregate number of shares within the 2008 Plan that could be granted to directors.

The primary purpose of the 2008 Plan is to (i) attract and retain key employees and directors, (ii) provide additional incentives to key employees and directors to increase the value of the Company’s Common Stock; and (iii) provide key employees and directors with a stake in the future of the Company aligning management with the Company’s stockholders. The Board relies upon the 2008 Plan as one of the benefits necessary to attract and retain highly qualified and motivated employees and directors. The Compensation Committee and Board believe that equity is a significant component of total compensation for employees and an important component of director compensation.

Currently, the Compensation Committee and Board believe that, in light of management turnover resulting from the Home Solutions acquisition and based upon the Board’s estimates of the number of shares expected to be issued under the 2008 Plan, it is in the Company’s best interests to amend the 2008 Plan to provide for the increase in shares available for purchase thereunder so that the Company may continue to attract and retain the services of qualified key employees by providing employees an opportunity to purchase and receive shares of Common Stock through the 2008 Plan, to motivate them to increase stockholder value, and to align management with the Company’s stockholders generally. The Compensation Committee and Board also believe that amending the Annual Grant Caps will provide the Board with greater flexibility in developing compensation programs and issuing equity awards.

Request for Additional Shares

In order to give the Company the flexibility to responsibly address its future equity compensation needs, the Company is requesting that stockholders approve the amendments to the 2008 Plan. In setting and recommending to stockholders the number of additional shares to be authorized for issuance under the 2008 Plan, the Compensation Committee and the Board considered the historical number of equity awards granted under the 2008 Plan in the past three fiscal years and potential share usage in the future in light of the Home Solutions acquisition. In 2013, 2014 and 2015, the Company awarded 1,928,500, 1,906,000 and 1,436,500 options, and 370,000, 100,000 and 68,000 Restricted Stock Units, respectively, from the 2008 Plan. For restricted stock grants, the Company reduces the number of shares available for future issuance by a factor of 1.53 times the actual number of restricted stock grants.

The Company’s average burn rate (total shares used for equity incentive compensation each year divided by the weighted average outstanding shares for each year) for the last three years was 3.03%, which is well below the industry benchmark of 5.14% set by certain proxy advisory firms. The burn rate for fiscal year 2015 was 2.24%. The 5,250,000 additional shares that the Board is requesting to make available for issuance under the 2008 Plan is equal to 4.4% of the total shares of Common Stock outstanding as of September 26, 2016. The Company believes that our employees’ and other plan participants’ holding of these options is positive for our stockholders as it represents a long term interest of our employees and other plan participants in the value of our Common Stock.

A total of 9,355,000 is currently reserved for issuance under the 2008 Plan. Currently there are 5,339,058 shares reserved for issuance pursuant to outstanding stock options, 169,998 shares reserved for issuance pursuant to restricted stock grants (assuming outstanding performance-based stock grant awards are earned at maximum), and 531,905 shares available for issuance pursuant to the Employee Stock Purchase Plan.

The Compensation Committee has full discretion to determine the number and amount of awards to be granted to employees and directors under the 2008 Plan, subject to the terms of the plan. Therefore, the future benefits or amounts that would be received by the executive officers and directors under the 2008 Plan are not determinable at this time.

The following discussion summarizes the material terms of the 2008 Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the 2008 Plan, a copy of which is attached to this Proxy Statement as Appendix B.

Administration

The 2008 Plan is administered by the Compensation Committee, or such other committee appointed by the Board, which shall consist of at least two or more members of the Board. Each director, while serving as a member of the Compensation Committee, must satisfy the requirements for a “non-employee director” under Rule 16b-3 of the Exchange Act and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal securities exchange on which the Common Stock is traded or listed, the Compensation Committee may delegate, by means of an express resolution that sets forth the requirements and limitations relating to the delegation and the procedure to be followed to grant any awards under the 2008 Plan, to (1) a committee of one or more directors of the Company any of the authority of the Compensation Committee under the 2008 Plan, including the right to grant, cancel or suspend awards made under the 2008 Plan and (2) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant awards under the 2008 Plan to key employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Compensation Committee pursuant to the 2008 Plan to cancel or suspend awards under the 2008 Plan to key employees who are not directors or executive officers of the Company.

All grants under the 2008 Plan will be evidenced by a certificate (an “Award Agreement”) that will incorporate such terms and conditions as the Compensation Committee deems necessary or appropriate.

Coverage Eligibility and Annual Grant Limits

The 2008 Plan provides that key employees and directors may be issued awards (each, an “Award”) consisting of stock options (“Options”), stock appreciation rights (“SARs”), restricted stock units (“Restricted Stock Units”), stock grants (“Stock Grants”) and, solely to key employees, performance units (“Performance Units”). A key employee is any employee of the Company or any subsidiary, parent or affiliate of the Company designated by the Compensation Committee who, in the judgment of the Compensation Committee, acting in its absolute discretion, is key directly or indirectly to the success of the Company. While all employees are highly valued, for purposes of the Plan, the Company estimates that there are currently approximately 50 key employees. Currently, no key employee in any calendar year may be granted an Option to purchase more than 500,000 shares of Common Stock, SARs with respect to more than 500,000 shares of Common Stock, and Stock Grants and Restricted Stock Units that are intended to comply with the requirements of Section 162(m) of the Code representing more than 350,000 shares of Common Stock. If the stockholders approve Proposal Two at the Special Meeting, the Annual Grant Limits will be 3,000,000 for any combination of Option, SARs and Stock Grants and Restricted Stock Units that are intended to comply with the requirements of Section 162(m) of the Code.

Shares Reserved for Issuance Under the 2008 Plan

Subject to adjustment as described under “Adjustment for Change in Capitalization” and “Mergers” below, there are 9,355,000 shares of Common Stock authorized for issuance under the 2008 Plan, all of which may be subject to ISOs (as defined herein), less one share of Common Stock for every one share of Stock that was subject to an option or stock appreciation right granted after December 31, 2007 under the Company’s 2001 Incentive Stock Plan (the “2001 Plan”) and 1.53 shares of Common Stock for every one share of Common Stock that was subject to an award other than an option or stock appreciation right granted after December 31, 2007 under the 2001 Plan. Any shares issued under the 2008 Plan may consist, in whole or in part, of authorized and unissued shares of Common Stock, treasury shares of Common Stock or shares of Common Stock purchased in the open market or otherwise. Currently, no more than 1,500,000 shares of Common Stock in the aggregate may be subject to Awards granted to directors. Any shares of Common Stock that are issued subject to Awards of Options or SARs will be counted against this limit as one share of Common Stock for every one share of Common Stock granted. Any shares of Common Stock that are issued subject to Awards other than Options or SARs will be counted against this limit as 1.53 shares of Common Stock for every one share of Common Stock granted.

If any shares of Common Stock subject to an Award, or after December 31, 2007 an award under the 2001 Plan, are forfeited or expire or any Award, or after December 31, 2007 an award under the 2001 Plan, is settled for cash (in whole or in part), the shares of Common Stock subject to such Award or award under the 2001 Plan become, to the extent of the forfeiture, expiration or cash settlement, available for issuance under the 2008 Plan as described in the next paragraph. The following shares of Common Stock are not to be added to the shares of Common Stock authorized for grant as described above: (1) shares of Common Stock tendered by a key employee or director or withheld by the Company in payment of the purchase price of an Option, (2) shares of Common Stock tendered by a key employee or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or an award under the 2001 Plan, and (3) shares of Common Stock subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof.

Any shares of Common Stock that again become available for grant pursuant to the 2008 Plan are added back as one share of Common Stock for every one share of Common Stock granted if such shares of Common Stock were subject to Options or SARs granted under the 2008 Plan or options or stock appreciation rights granted under the 2001 Plan, and as 1.53 shares of Common Stock for every one share of Common Stock granted if such shares of Common Stock were subject to Awards other than Options or SARs granted under the 2008 Plan or awards other than options or stock appreciation rights granted under the 2001 Plan.

Shares of Common Stock under Awards made in substitution or exchange for awards granted by a company acquired by the Company or any affiliate or subsidiary, or with which the Company or any affiliate or subsidiary combines, do not reduce the shares of Common Stock authorized for grant under the 2008 Plan. Additionally, in the event that a company acquired by the Company or any affiliate or subsidiary or with which the Company or any affiliate or subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the 2008 Plan and will not reduce the shares of Common Stock authorized for grant under the 2008 Plan. But Awards using any such shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of the Company, an affiliate or a subsidiary prior to such acquisition or combination.

Options

The Compensation Committee acting in its absolute discretion has the right to grant Options to key employees and directors to purchase shares of Common Stock. Each grant shall be evidenced by an option certificate setting forth whether the Option is an incentive stock option (“ISO”), which is intended to qualify for special tax treatment under Section 422 of the Code, or a non-qualified incentive stock option (“Non-ISO”). Each Option granted under the 2008 Plan entitles the holder thereof to purchase the number of shares of Common Stock specified in the grant at the exercise price specified in the related option certificate. At the discretion of the Compensation Committee, the option certificate can provide for payment of the exercise price either in cash, by check, or in Common Stock or in any combination thereof. The exercise price may also be paid (1) through any cashless exercise procedure which is acceptable to the Compensation Committee or its delegate and which is facilitated through a sale of Common Stock, (2) with the consent of the Compensation Committee, by withholding Common Stock otherwise issuable in connection with the exercise of the Option, and (3) through any other method specified in an Award Agreement.

The terms and conditions of each Option granted under the 2008 Plan will be determined by the Compensation Committee, but no Option will be granted with an exercise price which is less than the fair market value of the Common Stock on the grant date (generally, the closing price for the Common Stock on the principal securities exchange on which the Common Stock is traded or listed on the date the Option is granted or, if there was no closing price on that date, on the last preceding date on which a closing price was reported). In addition, if the Option is an ISO that is granted to a 10% stockholder of the Company, the Option exercise price will be no less than 110% of the fair market value of the shares of Common Stock on the grant date. Except for adjustments as described under “Adjustment for Change in Capitalization” and “Mergers” below, without the approval of the Company’s stockholders, the option price shall not be reduced after the Option is granted, an Option may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is traded.

No Option granted to an employee of the Company or any subsidiary of the Company may be exercisable before the expiration of one year from the Option grant date (but it may become exercisable pro rata over such time), except in accordance with the 2008 Plan or as set forth in the Award Agreement with respect to the retirement, death or disability of a participant or under special circumstances determined by the Compensation Committee. No Option may be exercisable more than 10 years from the grant date, or, if the Option is an ISO granted to a 10% stockholder of the Company, it may not be exercisable more than five years from the grant date. Moreover, no Option will be treated as an ISO to the extent that the aggregate fair market value of the Common Stock subject to the Option (determined as of the date the ISO was granted) which would first become exercisable in any calendar year exceeds $100,000. The Compensation Committee may not, as part of an Option grant, provide for an Option reload feature whereby an additional Option is automatically granted to pay all or a part of the Option exercise price or a part of any related tax withholding requirement.

Stock Appreciation Rights

SARs may be granted by the Compensation Committee to key employees and directors under the 2008 Plan, either as part of an Option or as stand-alone SARs. The terms and conditions for a SAR granted as part of an Option will be set forth in the related option certificate while the terms and conditions of a stand-alone SAR will be set forth in a related SAR certificate. SARs entitle the holder to receive an amount (in cash, Common Stock, or a combination of cash and Common Stock as determined by the Compensation Committee) equal to the excess of the fair market value of one share of Common Stock as of the date such right is exercised over the initial stock price specified in the option certificate or SAR certificate (the “SAR Value”), multiplied by the number of shares of Common Stock in respect of which the SAR is being exercised. The SAR Value for a SAR will be no less than the fair market value of a share of Common Stock as determined on the grant date in accordance with the 2008 Plan. Except for adjustments as described under “Adjustment for Change in Capitalization” and “Mergers” below, without the approval of the Company’s stockholders, the SAR Value will not be reduced after the SAR is granted, a SAR may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to a SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is traded. In no event may a SAR granted to an employee of the Company or a subsidiary of the Company be exercisable before the expiration of one year from the SAR grant date (but it may become exercisable pro rata over such time), except in accordance with the 2008 Plan or as set forth in the Award Agreement with respect to the retirement, death or disability of a participant or under special circumstances determined by the Compensation Committee. No SAR may be exercisable more than 10 years from the grant date.

Restricted Stock Units

The Compensation Committee acting in its absolute discretion shall have the right to grant Restricted Stock Units to key employees and directors and may prescribe that vesting of any or all of the Restricted Stock Units shall be subject to the achievement of one or more performance objectives. The value of each Restricted Stock Unit corresponds to the fair market value of a share of Common Stock. The terms and conditions will be set forth in the related restricted unit certificate. Grants of Restricted Stock Units subject solely to continued service with the Company or a subsidiary will not become fully vested less than (a) three years from the date of grant (but permitting pro rata vesting over that period) for grants to key employees and (b) one year from the date of grant (but permitting pro rata vesting over that period) for grants to directors. These minimum vesting requirements, however, do not apply to grants of less than 10% of the initial number of shares available for grants of Restricted Stock Units under the 2008 Plan. Restricted Stock Units subject to the achievement of performance objectives will not become vested less than one year from the date of grant. There will be no adjustment to Restricted Stock Units for dividends paid by the Company, except for adjustments made by the Compensation Committee as described under “Adjustment for Change in Capitalization” below.

Unless a key employee or director has made a deferral election in accordance with the 2008 Plan, upon vesting of a Restricted Stock Unit, the key employee or director will receive payment from the Company in shares of Common Stock issued under the 2008 Plan equal to the number of vested Restricted Stock Units and the Restricted Stock Units will then be automatically cancelled. The Compensation Committee in its absolute discretion may permit a key employee or director to elect to defer the receipt of the delivery of shares of Common Stock that would otherwise be due upon the vesting of Restricted Stock Units provided that such an election is made in accordance with Section 409A of the Code.

Stock Grants

A Stock Grant may be made by the Compensation Committee to key employees and directors under the 2008 Plan. The terms and conditions for a Stock Grant made will be set forth in the related stock grant certificate and will be determined by the Compensation Committee acting in its sole discretion. The Compensation Committee may make the issuance of Common Stock under a Stock Grant subject to the satisfaction of one or more employment, performance, purchase or other conditions and may make the forfeiture of Common Stock issued pursuant to such a grant subject to similar conditions. The Compensation Committee may, at the time a Stock Grant is made, prescribe corporate, divisional, and/or individual performance goals to all or any portion of the shares subject to the Stock Grant, including goals based on achieving a certain level of total revenue, earnings, earnings per share or return on equity of the Company and its subsidiaries and affiliates, or on the extent of changes in those criteria. Upon the satisfaction of any applicable forfeiture conditions and performance goals, the shares underlying the Stock Grant will be transferred to the key employee or director. Stock Grants subject solely to continued service with the Company or a subsidiary will not become fully vested less than (a) three years from the date of grant (but permitting pro rata vesting over that period) for grants to key employees and (b) one year from the date of grant (but permitting pro rata vesting over that period) for grants to directors. These minimum vesting requirements, however, do not apply to grants not in excess of 10% of the initial number of shares available for Stock Grants under the 2008 Plan. Stock Grants subject to the achievement of performance conditions will not become vested less than one year from the date of grant. Unless otherwise provided in the Award Agreement, cash dividends paid on the Common Stock will be distributed to the holder of a Stock Grant, and any stock dividends on the Common Stock will be subject to the same forfeiture conditions as the shares subject to the Stock Grant.

Performance Units

Performance Units may be granted to key employees under the 2008 Plan. The terms and conditions for the Performance Units, including the performance goals, the performance period and a value for each Performance Unit (or a formula for determining such value), shall be established by the Compensation Committee acting in its sole discretion and shall be set forth in a written agreement covering such Performance Units. The Compensation Committee shall specify corporate, division and/or individual performance goals which the key employee must satisfy in order to receive payment for such Performance Unit. If the performance goals are satisfied, the Company shall pay the key employee an amount in cash equal to the value of each Performance Unit at the time of payment. In no event shall a key employee receive an amount in excess of $1,000,000 in respect of Performance Units for any given year.

Performance Goals

Performance goals for an award of Performance Units or a Stock Grant that is intended to satisfy the requirements of Section 162(m) of the Code shall be based on achieving specified levels of one or any combination of the performance goals (with respect to the Company on a consolidated basis, by division, segment and/or business unit) set forth in the 2008 Plan, as have been re-approved by the stockholders, including net sales; revenue; revenue growth or product revenue growth; operating income; pre- or after-tax income; earnings per share; net income; return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings; economic value-added models or equivalent metrics; enterprise value metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share; return on capital; cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; specific and objectively determinable regulatory achievements; and implementation, completion or attainment of specific and objectively determinable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary. The Compensation Committee may express any goal in alternatives, such as including or excluding (a) any acquisitions, dispositions, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Non-Transferability

No Award will be transferable by a key employee or director other than by will or the laws of descent and distribution, and any Option or SAR will (absent the Compensation Committee’s consent) be exercisable during a key employee’s or director’s lifetime only by the key employee or director, except that the Compensation Committee may provide in an Award Agreement that a key employee or director may transfer an award to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Compensation Committee.

Amendments to the 2008 Plan

The 2008 Plan may be amended by the Board to the extent that it deems necessary or appropriate (but any amendment relating to ISOs will be made subject to the limitations of Code Section 422), except that no amendment will be made without stockholder approval to the extent required under applicable law or exchange rule and no amendment may be made to the change in control provisions of the 2008 Plan described below under “Change in Control” on or after the change in control date if it would adversely affect any rights that would otherwise vest on that date. The Board may suspend granting Awards or may terminate the 2008 Plan at any time. The Board may not unilaterally modify, amend or cancel any Award previously granted without the consent of the holder of such Award, unless there is a dissolution or liquidation of the Company or in connection with certain corporate transactions.

Adjustment for Change in Capitalization

The number, kind, or class of shares of Common Stock reserved for issuance under the 2008 Plan, the annual grant limits, the number, kind or class of shares of Common Stock subject to Options, Restricted Stock Units, Stock Grants or SARs granted under the 2008 Plan and the exercise price of Options and the SAR Value of SARs granted shall be adjusted by the Compensation Committee in an equitable manner to reflect any change in the capitalization of the Company (including stock dividends or stock splits).

Mergers

The Compensation Committee as part of any transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the Compensation Committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of Common Stock reserved for issuance under the 2008 Plan, the annual grant limits, and the number, kind or class of shares of Common Stock subject to Option, Restricted Stock Unit and SAR grants and Stock Grants previously made under the 2008 Plan and the related exercise price of the Options and the SAR Values and, further, shall have the right to make (in any manner which the Compensation Committee in its discretion deems consistent with Code Section 424(a)) Option, Restricted Stock Unit and SAR grants and Stock Grants to effect the assumption of, or the substitution for, option, stock appreciation right, restricted stock unit and stock grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.

Change in Control

Assumption or Substitution of Certain Awards. Unless otherwise provided in an Award Agreement, in the event of a Change in Control (as defined in the 2008 Plan) in which the successor company assumes or substitutes for an Option, Restricted Stock Unit, SAR, or Stock Grant, if a key employee’s employment with the successor company (or a subsidiary thereof) terminates under the circumstances specified in the Award Agreement within 24 months following the Change in Control: (1) Options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), and (2) restrictions, limitations and other conditions applicable to Restricted Stock Units and Stock Grants shall lapse and the Restricted Stock Units and Stock Grants will become free of all restrictions and limitations and become fully vested.

Non-Assumption or Substitution of Certain Awards. Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company does not assume or substitute for an Option, Restricted Stock Unit, SAR, or Stock Grant: (1) those Options and SARs outstanding as of the date of the Change in Control that are not assumed or substituted for will immediately vest and become fully exercisable, and (2) restrictions and deferral limitations on Restricted Stock Units and Stock Grants that are not assumed or substituted for will lapse and the Restricted Stock Units and Stock Grants will become free of all restrictions and limitations and become fully vested.

Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control: (1) Options and SARs outstanding as of the date of the Change in Control will be cancelled and terminated without payment if the fair market value of one share of Common Stock as of the date of the Change in Control is less than the Option Price or SAR Value, and (2) all Performance Units will be considered to be earned and payable (either in full or pro rata based on the portion of performance period completed as of the date of the Change in Control), and any limitations or other restriction will lapse and the Performance Units will be immediately settled or distributed.

Termination of Certain Awards. The Compensation Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, each Option and SAR outstanding will terminate within a specified number of days after notice to the key employee or director, and/or that each key employee or director will receive, with respect to each share of Common Stock subject to an Option or SAR, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of the Change in Control over the Option Price or the SAR Value, as applicable, payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Compensation Committee, in its discretion, shall determine.

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to Awards under the 2008 Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. The applicable statutory and regulatory provisions are also subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs. In general, a key employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the key employee will be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the option exercise price as an item of adjustment in computing the key employee’s alternative minimum taxable income. If the key employee does not dispose of the Common Stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of the exercise of the ISO, a subsequent disposition of the Common Stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and exercise price. The Company will not be entitled to any federal income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take a federal income tax deduction at either the grant or the exercise of an ISO.

If the key employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price or (2) the amount realized upon disposition of the Common Stock over the exercise price. Any gain in excess of such amount recognized by the key employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs. A key employee or director will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the key employee or director generally will recognize ordinary income and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Upon a subsequent sale of the Common Stock by the key employee or director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs. A key employee or director will not recognize any taxable income upon the grant of a SAR, and the Company will not be entitled to take an income tax deduction at the time of such grant. A key employee or director will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the 2008 Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the key employee or director will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the key employee or director receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Restricted Stock Units. A key employee or director generally will not recognize income for federal income tax purposes upon the grant of a Restricted Stock Unit. If the terms of a Restricted Stock Unit satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the amount of cash paid at the time of payment. However, if the terms of a Restricted Stock Unit fail to satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the value of his or her Restricted Stock Unit at the time of his or her interest in the unit is no longer subject to a substantial risk of forfeiture. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income.

Stock Grants. A key employee or director generally will recognize ordinary income for federal income tax purposes when such individual’s interest in a Stock Grant is no longer subject to a substantial risk of forfeiture. Such income will equal the excess of the then fair market value of the Common Stock subject to such Stock Grant over the purchase price, if any, paid for such stock. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income, if the Company satisfies the applicable federal income tax reporting requirements.

Performance Units. A key employee or director generally will not recognize income for federal income tax purposes upon the grant of a Performance Unit. If the terms of a Performance Unit satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the amount of cash paid at the time of payment. But if the terms of a Performance Unit fail to satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the value of his or her Performance Unit at the time of his or her interest in the unit is no longer subject to a substantial risk of forfeiture. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income.

Code Section 162(m). Code Section 162(m) imposes a $1 million deduction limitation on the compensation paid to certain senior executives of a public company unless the compensation meets one of the exceptions to this limitation. One exception is for option grants made at fair market value. Another exception is for grants which are made subject to the satisfaction of one or more performance goals which are set in accordance with Code Section 162(m) and which are forfeited if there is a failure to satisfy those performance goals. The 2008 Plan has been designed so that the Compensation Committee can make grants which can satisfy the requirements for these exceptions.

Vote Required for Approval

Approval of the Amendment to the 2008 Plan requires the affirmative vote of the holders of a majority of the aggregate shares of Common Stock (inclusive of the Series A and Series C Preferred Stock on an as-converted into Common Stock basis) that have voting power represented in person or by proxy and entitled to vote on the matter at the Special Meeting. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal Two. Broker “non-votes” will not be deemed represented at the Special Meeting for purposes of voting on Proposal Two and, therefore, will have no effect on Proposal Two.

Recommendation of BioScrip’s Board of Directors

BioScrip’s Board of Directors believes that the proposed amendment is in the best interests of the company and our shareholders, and recommends that shareholders vote “FOR” the proposal to approve an amendment to BioScrip’s Amended and Restated 2008 Equity Incentive Plan to (1) increase the number of shares of Common Stock in the aggregate that may be subject to awards by 5,250,000 shares, from 9,355,000 to 14,605,000 shares and (2) increase the annual grant caps under BioScrip’s Amended and Restated 2008 Equity Incentive Plan from 500,000 Options, 500,000 Stock Appreciation Rights, and 350,000 Stock Grants and Restricted Stock Units that are intended to comply with the requirements of Section 162(m) of the Code to a cap of no more than a total of 3,000,000 Options, Stock Appreciation Rights, Stock Grants and Restricted Stock Units combined.

PROPOSAL THREE: IF NECESSARY, APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, INCLUDING TO SOLICIT PROXIES, IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

General

At the Special Meeting, BioScrip stockholders will be asked to approve, if necessary, an adjournment of the Special Meeting, including for the purpose of soliciting proxies, if there are not sufficient votes in favor of the proposal for the Charter Amendment.

Vote Required for Approval

The affirmative vote of the majority of the outstanding shares of BioScrip capital stock entitled to vote and present in person or by proxy at the Special Meeting, regardless of whether a quorum is present, will be required to approve Proposal Three.

Recommendation of BioScrip’s Board of Directors

BioScrip’s Board of Directors recommends that you vote “FOR” the proposal to adjourn the Special Meeting, if necessary, including to solicit proxies, if there are not sufficient votes in favor of the proposal to amend the certificate of incorporation to increase the authorized shares of Common Stock.

IMPORTANT NOTICE REGARDING DELIVERY
OF STOCKHOLDER DOCUMENTS

If you and other residents with the same last name at your mailing address own shares of BioScrip’s Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of this proxy statement to stockholders to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials for the Special Meeting and you wish to reduce the number of reports you receive in the future and save BioScrip the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.

You may revoke your consent to householding at any time by calling 800-542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for the special meeting, but you would prefer to receive your own copy, we will send a copy to you if you address your written request to BioScrip, Inc., Corporate Secretary, 1600 Broadway, Suite 700, Denver, Colorado 80202 or contact BioScrip, Inc. Investor Relations at (720) 697-5200.

SHAREHOLDER PROPOSALS

The Company has not received any shareholder proposals for this Special Meeting. Under the proxy rules of the SEC, shareholder proposals may, under certain conditions, be included in the Company’s proxy materials for a particular meeting. Under these rules, proposals submitted for inclusion in the Company’s proxy materials for the special meeting must be received within a reasonable period of time before the Company begins to print and mail its proxy materials. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal securities laws relating to inclusion. In order to be eligible for inclusion in the proxy statement for the special meeting, any shareholder proposal to take action at the special meeting should be sent to the Secretary of the Company at 1600 Broadway, Suite 700, Denver, Colorado 80202.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

BioScrip files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including BioScrip, who file electronically with the SEC. The reports and other information filed by BioScrip with the SEC is also available at BioScrip’s website. The address of the site is: http://bioscrip.com/sec-filings. The web addresses of the SEC and BioScrip have been included as inactive textual references only. The information contained on those websites is specifically not incorporated by reference into this proxy statement.

In addition, the SEC allows BioScrip to “incorporate by reference” certain information into this proxy statement, which means that BioScrip can disclose important information to its stockholders by referring its stockholders to other documents that BioScrip filed separately with the SEC. BioScrip stockholders should consider the incorporated information as if BioScrip reproduced it in this proxy statement, except for any information directly superseded by information contained in this proxy statement.

This proxy statement incorporates by reference the documents listed below that BioScrip has previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 and Item 7.01 of a Current Report on Form 8-K). These documents contain important information about BioScrip, its financial condition or other matters.

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 6, 2016.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 8, 2016.

•	Current Reports on Form 8-K or 8-K/A, filed with the SEC on January 19, 2016, January 20, 2016, March 1, 2016, March 3, 2016, March 14, 2016, March 17, 2016, April 15, 2016, May 6, 2016, June 2, 2016 and June 13, 2016, June 14, 2016, June 16, 2016, June 17, 2016, June 20, 2016, June 22, 2016, August 8, 2016, August 12, 2016, September 7, 2016 and September 12, 2016.

We are not, however, incorporating by reference any document or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

APPENDIX A

CERTIFICATE OF AMENDMENT OF
THE SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BIOSCRIP, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is BioScrip, Inc.

2. The certificate of incorporation of the Corporation, as amended, is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

“FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred fifty-five million (255,000,000) shares, par value one-one hundredth of a cent ($0.0001) per share, of which two hundred fifty million (250,000,000) shares are designated as Common Stock and five million (5,000,000) shares are designated as Preferred Stock.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Dated: [  ], 2016

Kathryn M. Stalmack, Senior Vice
President, General Counsel and Secretary

A-1

APPENDIX B

SECOND AMENDMENT TO BIOSCRIP, INC.

2008 EQUITY INCENTIVE PLAN

(AS AMENDED ON JUNE 1, 2016)

This SECOND AMENDMENT TO THE BIOSCRIP, INC. 2008 EQUITY INCENTIVE PLAN (AS AMENDED ON JUNE 1, 2016) (the “Amendment”), is made on the date last below written by BIOSCRIP, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”).

WHEREAS, the Company adopted the BioScrip, Inc. 2008 Equity Incentive Plan effective April 28, 2008, and as last amended on June 1, 2016 (the “Plan”); and

WHEREAS, Section 17 of the Plan provides that the Company may amend the Plan from time to time;

WHEREAS, the Company wishes to amend the Plan to increase to 14,605,000 the number of shares of the common stock of the Company (“Stock”) which are authorized for issuance under the Plan; and

WHEREAS, the Company wishes to amend the Plan to increase the overall cap to 3,000,000 per calendar year with respect to the maximum number of shares of Stock which may be granted in a calendar year under the Plan in connection with any of the following grants: (i) stock options to purchase Stock, (ii) stock appreciation rights, and (iii) restricted stock units and restricted stock awards, collectively, to any employee identified as a key employee by the Company.

NOW, THEREFORE, the Plan is amended as follows:

1.	Paragraph (a) of Section 3.1 of the Plan is deleted in its entirety, and the following is substituted in its place as amended and restated Paragraph (a) of Section 3.1 of the Plan, as follows:

“3.1 Number of Shares (a) Subject to adjustment as provided in Section 15, a total of 14,605,000 shares of Stock shall be authorized for issuance under the Plan (which number shall include the 9,355,000 shares of Stock previously authorized for issuance under the Plan), all of which may be subject to ISOs, less one (1) share of Stock for every one (1) share of Stock that was subject to an Option or Stock Appreciation Right granted after December 31, 2007 under the Prior Plan and one and 53/100 (1.53) shares of Stock for every one (1) share of Stock that was subject to an Award other than an Option or Stock Appreciation Right granted after December 31, 2007 under the Prior Plan. In no event may more than 1,500,000 shares of Stock in the aggregate be subject to Awards granted to Directors. Any shares of Stock that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Stock for every one (1) share of Stock issued. Any shares of Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and 53/100 (1.53) shares of Stock for every one (1) share of Stock issued.”

Amendment to BioScrip, Inc. 2008 Equity Incentive Plan

B-1

2.	Section 6 of the Plan is deleted in its entirety, and the following is substituted in its place as amended and restated Section 6 of the Plan, as follows:

“SECTION 6.

ELIGIBILITY AND ANNUAL GRANT CAPS

Only Key Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under the Plan. No Key Employee in any calendar year shall separately, or in the aggregate, be granted more than 3,000,000 shares of Stock (subject to adjustment under § 15) with respect to the following: (i) Options to purchase shares of Stock; (ii) Stock Appreciation Rights (based on the appreciation with respect to shares of Stock); and (iii) Stock Grants and Restricted Stock Units that are intended to comply with the requirements of Section 162(m) of the Code.”

3.	Except as provided in this Amendment, no other changes or amendments shall be made to the Plan as previously stated (including all prior amendments) and the remainder thereof shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Second Amendment on this ___ the day of ___________, 2016.

COMPANY:	BIOSCRIP, INC.

By:

B-2

FORM OF PROXY CARD

VOTE BY INTERNET - www.proxyvote.com BIOSCRIP, INC. 1600 BROADWAY, SUITE 700 DENVER, CO 80202 Use the Internet to transmit your voting instructions and for electronic delivery of information up until [ ] p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until [ ] p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E12977-S49406 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BIOSCRIP, INC. The Board of Directors recommends you vote FOR proposals 1 and 2. For Against Abstain 1. An amendment to BioScrip, Inc.'s Second Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that BioScrip, Inc. is authorized to issue from 125 million shares to 250 million shares. • • • 2. An amendment to BioScrip, Inc.’s Amended and Restated 2008 Equity Incentive Plan to (1) increase the number of shares of Common Stock in the aggregate that may be subject to awards by 5,250,000 shares, from 9,355,000 to 14,605,000 shares and (2) increase the annual grant caps under BioScrip, Inc.’s Amended and Restated 2008 Equity Incentive Plan from 500,000 Options, 500,000 Stock Appreciation Rights, and 350,000 Stock Grants and Restricted Stock Units that are intended to comply with the requirements of Section 162(m) of the Internal Revenue Code to a cap of no more than a total of 3,000,000 Options, Stock Appreciation Rights, Stock Grants and Restricted Stock Units that are intended to comply with the requirements of Section 162(m) of the Internal Revenue Code combined. • • • 3. If necessary, an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of Proposal 1. • • • NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. For address changes and/or comments, please check this box and write them on the back where indicated. • Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E12978-S49406 BIOSCRIP, INC. Special Meeting of Stockholders [ ], 2016 This proxy is solicited on behalf of the Board of Directors of BioScrip, Inc. As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-690-6903 or via the Internet at www.proxyvote.com. Have your proxy card in hand and follow the instructions. The stockholder(s) hereby appoint(s) Daniel Greenleaf and Kathryn Stalmack, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock, Series A Preferred Stock (on an as-converted into Common Stock basis) and Series C Preferred Stock (on an as-converted into Common Stock basis) of BioScrip, Inc. that the stockholder(s) is(are) entitled to vote at the Special Meeting of Stockholders to be held at [ ], local time, on [ ], 2016, at the BioScrip office located at 1600 Broadway, Suite 700, Denver, CO 80202, and any adjournment or postponement thereof. The stockholder hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTION IS MADE BUT THIS PROXY IS PROPERLY EXECUTED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS SET FORTH HEREIN. THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed and dated on reverse side